Exhibit 3.61

CERTIFICATE OF FORMATION

OF

ValueMedics, LLC

(Pursuant to the Limited Liability Company Act of the State of Delaware, Title 6)

The undersigned, as an authorized person, in order to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

1.    The name of the company is ValueMedics, LLC (the “Company”).

2.    The name and address of the registered agent of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 7th day of March, 2003.

/s/ Edward M. Zimmerman
Edward M. Zimmerman, Esq., Authorized Person

CERTIFICATE OF AMENDMENT

OF

VALUEMEDICS, LLC

(Pursuant to Section 18-202 of the Delaware Limited Liability Company Act)

1.    The name of the limited liability company is ValueMedics, LLC.

2.    The Certificate of Formation of the limited liability company is hereby amended as follows:

“The name of the limited liability company is ValueMedics Research, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ValueMedics, LLC this 17th day of March, 2003.

ValueMedics, LLC

By:	/s/ Jonothan C. Tierce
Name:	Jonothan C. Tierce
Title	Principal